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                                                                     Exhibit 1.1

                                    NN, INC.

                       6,500,000 Shares of Common Stock*



                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   July __, 2002


McDonald Investments Inc.
Legg Mason Wood Walker, Incorporated
As Representatives of the Several Underwriters
c/o McDonald Investments Inc.
    McDonald Investment Center
    800 Superior Avenue
    Cleveland, Ohio  44114

Dear Sirs:

     1. Introductory. NN, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,600,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), which are authorized but unissued, and certain stockholders of the Company named in Schedule A hereto (the "Selling Stockholders"), propose to sell 3,900,000 shares of Common Stock, which are issued and outstanding, to the public through the underwriters named in Schedule B annexed hereto (the "Underwriters"), for whom you are acting as the Representatives. The 6,500,000 shares of Common Stock to be purchased in aggregate from the Company and the Selling Stockholders are hereinafter referred to as the "Firm Stock." The Company and the Selling Stockholders also propose to sell to the Underwriters, at their option, an aggregate of not more than 975,000 additional shares of Common Stock, including 421,250 shares of Common Stock to be sold by the Selling Stockholders and 553,750 shares of Common Stock to be sold by the Company, which are hereinafter referred to as the "Option Stock." The Firm Stock and the Option Stock are hereinafter collectively referred to as the "Stock" and are more fully described in the Registration Statement and the Prospectus (as hereinafter defined). The Company and the Selling Stockholders hereby confirm their several agreements with you, acting as the Representatives of the Underwriters.


------------------------------
  * Plus an option to purchase up to 975,000 additional shares of Common Stock to cover over-allotments.

     2. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

     (a) The Company has been subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for a period of at least 12 months prior to the initial filing of the Registration Statement (as hereinafter defined) and has filed all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act for a period of at least 12 calendar months immediately preceding the initial filing of the Registration Statement and through and including the date of this Agreement in a timely manner and otherwise satisfies all applicable requirements for the use of Form S-3 under the Act in connection with the transactions contemplated hereby and by the Registration Statement (as hereinafter defined).

     (b) The documents incorporated by reference in the Prospectus (as hereinafter defined), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and none of such documents contained at the date of such filing an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than those listed in Exhibit 21 to the Registration Statement (as hereinafter defined). The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware with power and authority to own and lease its properties and conduct its business as described in the Prospectus (as hereinafter defined). Each of the Company's subsidiaries has been duly incorporated or duly formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, with power and authority to own and lease its properties and conduct its respective business. The Company and each of its subsidiaries are duly qualified to do business as a foreign entity and are in good standing in all jurisdictions (i) in which the conduct of business, as presently being conducted, requires such qualification (except for those jurisdictions in which the failure to so qualify will not in the aggregate have a material adverse effect on the Company and its subsidiaries) and (ii) in which the Company or its subsidiaries owns or leases real property. Except as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any equity securities or securities convertible into or exchangeable for equity securities of any other corporation, partnership, joint venture, Massachusetts or other business trust, limited liability company, limited partnership or any other business enterprise.

     (d) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

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     (e)  The Company has prepared and filed with the Securities and Exchange
Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations of the Commission thereunder (as hereinafter defined), a registration statement on Form S-3 (Registration No. 333-89950) including a preliminary prospectus relating to the Company's Stock, and such amendments to such registration statement as may have been required prior to the date hereof have been similarly prepared and filed with the Commission. The registration statement as amended at the time when it becomes effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective (the "Effective Date"), and including information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act, and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act (including the documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act and the information, if any, deemed to be part thereof pursuant to Rule 430A of the Rules and Regulations of the Commission thereunder, as hereinafter defined) is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Stock, whether or not filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement, and preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

     (f) As of the Effective Date, and at all times subsequent thereto up to and including the respective Closing Dates (as hereinafter defined) of the offering, (i) the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, will in all material respects conform to the requirements of the Act and the applicable rules, regulations and interpretive releases of the Commission thereunder (the "Rules and Regulations"); (ii) the Registration Statement or any amendment thereof or supplement thereto, did not or will not contain, as the case may be, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus or any amendment thereof or supplement thereto, did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company (a) through you as the Representatives specifically for use in the preparation thereof, or (b) by the Selling Stockholders specifically for use in the preparation thereof.

     (g) The Company has a duly authorized and outstanding capitalization as set forth under "Capitalization" in the Prospectus; all of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with the applicable Federal and state securities laws and conform in all material respects to the description in the Prospectus; except as described in the Prospectus, there are no outstanding

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options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company. There are no holders of securities of the Company who, by reason of the filing of the Registration Statement have the right (and have not waived such right) to request the Company to include in the Registration Statement securities owned by them, other than such rights as have been satisfied by the inclusion of securities in the Registration Statement.

     (h) The Common Stock of the Company conforms in substance to all statements in relation thereto contained in the Registration Statement and the Prospectus; the Stock to be sold by the Company and the Selling Stockholders hereunder has been duly authorized and, (i) with respect to the Stock to be sold by the Company, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable and (ii) with respect to the Stock to be sold by the Selling stockholders, is validly issued, fully paid and nonassessable; and (iii) will conform to the description thereof contained in the Prospectus. All corporate action required to be taken for the issuance of the Stock by the Company has been validly and sufficiently taken. The Company has not granted any preemptive rights of security holders of the Company with respect to the issuance and sale of the Stock by the Company and the Selling Stockholders pursuant hereto.

     (i) All the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the portion of such shares owned by the Company is free and clear of all liens, encumbrances, equities, security interests, or claims; and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary; except as disclosed in the Registration Statement and except for the shares of stock or equity interests of each subsidiary owned by the Company, neither the Company nor any subsidiary owns, directly or indirectly, any shares of capital stock of any corporation or has any equity interest in any firm, partnership, joint venture, association, limited liability company, limited partnership or other entity.

     (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth or contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor have any of them entered into any material transaction, (ii) there has not been and will not have been any change on a pro forma basis or otherwise in the capital stock or funded debt of the Company and its subsidiaries which is material or any material adverse change in the business or the financial position or results of operations of the Company and its subsidiaries, taken as a whole and (iii) no loss or damage (whether or not insured) to the property of the Company and its subsidiaries have been sustained which materially and adversely affects the operations of the Company and its subsidiaries, taken as a whole.

     (k) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms and

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provisions of, or constitute a default under, (i) the Certificate of
Incorporation or Bylaws of the Company, or the organizational documents of any of its subsidiaries, or (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or (iii) any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

     (l) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus fairly present the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply, and such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as described in the financial statements.

     (m) KPMG, LLP and PricewaterhouseCoopers LLP, who have examined and expressed their opinion on the financial statements of the Company referenced in their opinions set forth in the Prospectus, are each independent accountants within the meaning of the Act and the Rules and Regulations.

     (n) The Company and its subsidiaries hold all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (collectively the "licenses") required for the conduct of its business as described in the Prospectus, and all such licenses are valid and in full force and effect, and the Company and its subsidiaries have no reason to believe they are not operating in compliance in all material respects with the terms and provisions of such licenses and with all material laws, regulations, orders and decrees applicable to the Company and its subsidiaries, and their respective businesses and assets.

     (o) Neither the Company nor any of its subsidiaries is in violation of any applicable Federal, state or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposal to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, which violation would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement. In addition, and irrespective of such compliance, neither the Company nor any of its subsidiaries is subject to any liabilities for environmental remediation or clean-up, including any liability or class of liability of the lessee under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act of 1976, as amended, which liability would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement.

     (p) There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries, or any of their executive officers or directors is a party or of which the business or property (including, without limitation, any of the licenses referred to in (l) above) of the Company or any of its subsidiaries or any of the Company's or any of its subsidiaries' employees is the subject which if decided adversely, would have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus.

     (q) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or its Bylaws or other organizational documents, and no default exists by the Company or any of its subsidiaries in the due performance and observance of any term, covenant or condition of any agreement material to the Company and its subsidiaries to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

     (r) The Company and its subsidiaries have good title to, or valid and enforceable leasehold estates in, all properties and assets used for their businesses (including the property described in the Prospectus as being owned or leased by the Company), in each case free and clear of all liens, encumbrances and defects other than those set forth or referred to in the Registration Statement or Prospectus or those which do not materially affect the value of such property or leasehold and do not materially interfere with the use made or proposed to be made of such property or leasehold by the Company and its subsidiaries; and all of the leases and subleases under which the Company and its subsidiaries hold such properties are in full force and effect.

     (s) Other than as set forth in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, and trade names (collectively, "Proprietary Rights") used in or necessary for the conduct of their businesses as now conducted and as proposed to be conducted as described in the Prospectus; the Company and its subsidiaries have the right to use all Proprietary Rights used in or necessary for the conduct of their businesses without infringing the rights of any person or violating the terms of any licensing or other agreement to which the Company or any of its subsidiaries is a party, and to the knowledge of the Company no person is infringing upon any Proprietary Right which the Company or any of its subsidiaries has the sole and exclusive right to use; no charges, claims or litigation have been asserted or to the knowledge of the Company threatened against the Company or any of its subsidiaries contesting the right of the Company or any of its subsidiaries to use, or the validity of, any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to the Company's knowledge, no valid basis exists for the assertion of any such charge, claim or litigation; all licenses and other agreements to which the Company or any of its subsidiaries is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of the Company or such subsidiary, and, to the Company's knowledge, the other respective parties thereto, and there have not been and there currently are not any defaults which would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no event has occurred which (whether by notice or lapse of time or both) would constitute a default under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the businesses of the Company and its subsidiaries by any party; and except as set forth in the Prospectus, the validity, continuation and effectiveness of all such licenses and other agreements and the current terms thereof will not be affected by the transactions contemplated by this Agreement.

     (t) No approval, authorization, consent or other order of any public board or body (other than in connection with or in compliance with the provisions of the Act and the securities or Blue Sky laws of various jurisdictions) is legally required for the sale of the Stock by the Company.

     (u) The Common Stock has been registered under Section 12(g) of the Exchange Act, and has been authorized for trading on the Nasdaq National Market ("Nasdaq").

     (v) The outstanding debt, the properties and the business of the Company and its subsidiaries conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

     (w) The Company and its subsidiaries have filed on a timely basis all necessary Federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of its subsidiaries, nor does the Company know of any tax deficiency which is likely to be asserted against the Company or any of its subsidiaries which if determined adversely to the Company or such subsidiary could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. All tax liabilities are adequately provided for on the books of the Company.

     (x) The Company and each of its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses and, to the best of the Company's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses.

     (y) To the best of the Company's knowledge, no labor problem exists with its employees or is threatened or imminent that could materially adversely affect the Company and its subsidiaries, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that could be expected to materially adversely affect the business, prospects, properties, assets, results of operation or condition (financial or other) of the Company and the subsidiaries, taken as a whole.

     (z) The Company has obtained the agreement of each of its executive officers and directors who are not Selling Stockholders that, for a period of 90 days from the date of the Prospectus, such persons will not, without the prior written consent of McDonald Investments Inc., except for any transfer by gift upon the condition that the donee shall agree in writing, with a copy to be delivered to McDonald Investments Inc., to be bound by the following restriction in the same manner as it applies to the donor, (i) directly or indirectly sell, offer to sell, contract to sell, pledge, grant any option for the sale of, transfer, distribute or otherwise dispose of by any means any shares of the Company's Common Stock or any securities that such persons have or will have the right to acquire through options, warrants, subscription or other rights, (ii) announce an intent to sell, an offer to sell, a contract to sell, the grant of any option for the sale of, a transfer or a distribution of any shares of the Company's Common Stock or any securities that such persons have or will have the right to acquire through options, warrants, subscription or other rights, or exercise any registration rights with respect to any shares of the Company's Common Stock.

     (aa) Neither the Company nor any of its officers, directors or affiliates (as defined in the Act and the Rules and Regulations), has taken or will take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted, or might in the future reasonably be expected to cause or result in, stabilization or manipulation of, the price of the Stock of the Company in order to facilitate the sale or resale of the Stock or otherwise.

     (bb) The Company's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements, and, to the best of the Company's knowledge, neither the Company nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds and no funds of the Company or any of its subsidiaries have been set aside to be used for any payments in violation of any law, rule or regulation.

     (cc) Neither the Company nor any of its subsidiaries is an "investment company" under the Investment Company Act of 1940, as amended.

     (dd) All contracts and documents which are required to be filed as exhibits to the Registration Statement have been so filed.

     (ee) Neither the Company nor, to the best of the Company's knowledge, any officer, director, employee, agent or stockholder thereof, in each case acting on behalf of the Company, has done any act or authorized, directed or participated in any act, in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, applicable to such entity or person for which civil or criminal liability or penalties, as the case may be, could currently be imposed on the Company.

     3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder hereby represents and warrants to each of the Underwriters that:

     (a) Such Selling Stockholder now has and at each Closing Date (as defined in Section 4 hereof) will have good and valid title to all the Stock of the Company to be sold by such Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full legal right, power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney, dated as of __________ __, 2002 (the "Custody Agreement");

     (b) Such Selling Stockholder has duly executed and delivered the Custody Agreement, and the Attorneys-in-Fact are authorized to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, to authorize the delivery of the Stock to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise act on behalf of such Selling Stockholder in connection with the Agreement, subject to the terms of and the limitations set forth in the Custody Agreement.

     (c) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of, the price of the Stock of the Company in order to facilitate the sale or resale of the Stock or otherwise.

     (d) Such Selling Stockholder is disposing of such Stock for his, her or its own account. Such Selling Stockholder is not selling such Stock, directly or indirectly, for the benefit of the Company, and no part of the proceeds of the such sale to be received by such Selling Stockholder will inure, directly or indirectly, to the benefit of the Company.

     (e) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder, and each of this Agreement and the Custody Agreement is a valid and binding obligation of such Selling Stockholder enforceable in accordance with its terms, subject to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies; and pursuant to the power of attorney conferred by such Custody Agreement, such Selling Stockholder has, among other things, authorized the Attorneys-in-Fact to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that such Selling Stockholder may deem necessary, advisable or appropriate in connection with the transactions contemplated hereby.

     (f) All information furnished in writing to the Company or the Underwriters by such Selling Stockholder specifically for use in the preparation of the Registration Statement and the Prospectus and other documents to be filed with the National Association of Securities Dealers, Inc. or state securities or Blue Sky authorities is true and correct and does not contain an untrue statement of a material fact nor does it omit to state any material fact required to be stated therein or necessary to make such information not misleading.

     (g) The execution and performance of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with, result in a breach of, or constitute a default under any will, trust (constructive or other), agreement, indenture, mortgage, note, deed, rule, regulation, order, injunction, judgment, decree or other instrument to which such Selling Stockholder is a party or by which he is bound.

     (h) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Stock to be sold by such Selling Stockholder hereunder have been obtained other than (i) such as have been obtained, or will have been obtained at each Closing Date under the Act, (ii) such approvals as have been obtained in connection with the approval of the quotation of the Stock on Nasdaq and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Stock is being offered by the Underwriters.

     (i) For a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of McDonald Investments Inc., except for any transfer by gift upon the condition that the donee shall agree in writing, with a copy to be delivered to McDonald Investments Inc., to be bound by the following restriction in the same manner as it applies to the donor, (a) directly or indirectly sell, offer to sell, contract to sell, pledge, grant any option for the sale of, transfer, distribute or otherwise dispose of by any means any shares of the Company's Common Stock or any securities that such Selling Stockholder has or will have the right to acquire through options, warrants, subscription or other rights, (ii) announce an intent to sell, an offer to sell, a contract to sell, the grant of any option for the sale of, a transfer or a distribution of any shares of the Company's Common Stock or any securities that such Selling Stockholder has or will have the right to acquire through options, warrants, subscription or other rights, or exercise any registration rights with respect to any shares of the Company's Common Stock.

     (j) Certificates for all shares of Stock to be sold by such Selling Stockholder pursuant to this Agreement in suitable form for transfer have been placed in custody with the Custodian (as defined in the Custody Agreement) for the purpose of effecting delivery hereunder.

     4. Sale, Purchase and Delivery of Stock. (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders hereby agree to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders the respective number of shares of the Firm Stock set forth opposite the Underwriter's name in Schedule B hereto, at a price of $______ per share.

     (b) The Company and the Selling Stockholders will deliver the Firm Stock to you for the respective accounts of the several Underwriters at the office of McDonald Investments Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, at 10:00 A.M., Cleveland time, or to your designee at a specified place at the same time, against payment of the purchase price at the place of such Closing, by wire transfer in immediately available funds to the accounts designated by the Company and the Selling Stockholders in writing on the third full business day after the effective date of the Registration Statement (or, if the Firm Stock is priced after 4:30 p.m., Cleveland time on the effective date of the Registration Statement, the fourth full business day after the effective date of the Registration Statement), or at such other time not later than seven full business days after such public offering as you shall determine, such time and place being herein referred to as the "Closing Date." The certificates for the Firm Stock so to be delivered will be in such denominations and registered in such names as you may specify to the Company at or before 3:00 P.M., Cleveland time, on the second full business day prior to the Closing Date. Such certificates will be made available for checking and packaging at least 24 hours prior to the Closing Date.

     (c) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, on a pro rata basis, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 975,000 additional shares in the aggregate of the Option Stock, including 421,250 shares of Common Stock from the Selling Stockholders and 553,750 shares of Common Stock from the Company, at the purchase price set forth in Section 4(a) hereof, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Stock. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date the Registration Statement becomes effective, upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholders setting forth the aggregate number of shares of the Option Stock as to which the Underwriters are exercising the option and the time and place at which certificates will be delivered, such time (which, unless otherwise determined by you, the Company and the Selling Stockholders, shall not be earlier than three nor later than seven full business days after the exercise of said option) being herein called the "Second Closing Date." The Closing Date and the Second Closing Date are referred to herein collectively as the "Closing Dates." The number of shares of the Option Stock to be sold by the Company and the Selling Stockholders to each Underwriter and purchased by such Underwriter from the Company and the Selling Stockholders shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters on the Second Closing Date as such Underwriter purchased of the total number of shares of the Firm Stock, as adjusted by the Representatives to avoid fractions and to reflect any adjustment required by Section 13 hereof. The Company and the Selling Stockholders will deliver certificates for the shares of the Option Stock being purchased by the several Underwriters to you on the Second Closing Date at the place and time of such Closing, or to your designee at a specified place at the same time, against payment of the purchase price at the place of such Closing, by wire transfer in immediately available funds to the accounts designated by the Company and the Selling Stockholders in writing. The certificates for the Option Stock so to be delivered will be in such denominations and registered in such names as you may specify to the Company and the Selling Stockholders at or before 3:00 P.M., Cleveland time, on the second full business day prior to the Second Closing Date. Such certificates will be made available for checking and packaging at least 24 hours prior to the Second Closing Date. The option granted hereby may be cancelled by you as the Representatives of the several Underwriters, as to the shares of the Option Stock for which the option is unexercised, at any time prior to the expiration of the 30-day period, upon notice to the Company.

     5. Offering by Underwriters. Subject to the terms and conditions hereof, the several Underwriters agree that (i) they will offer the Stock to the public as set forth in the Prospectus as soon after the Registration Statement becomes effective as may be practicable, but in no event later than 5:00 p.m., Cleveland time, on the 15th business day subsequent to the date that the Registration Statement becomes effective, and (ii) they will offer and sell the Stock to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Stock by the Underwriters and not any subsequent sale of such Stock in any trading market which may develop after the public offering.

     6. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

     (a) The Company will make every reasonable effort to cause the Registration Statement to become effective and will advise you when it is effective under the Act. The Company will not file any amendment to the Registration Statement, or supplement to the Prospectus, of which you have not been previously advised and furnished with a copy, or to which you have reasonably objected in writing.

     (b) The Company will advise you promptly of any request of the Commission for amendment of the Registration Statement or Prospectus or for additional information and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose of which it has knowledge, and the Company will make every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will comply, to the best of its ability, with the Act so as to permit the continuance of sales of and dealings in the Stock under the Act for such period as may be required by the Act; whenever it is necessary to amend or supplement the Prospectus to make the statements therein not misleading, furnish, without charge to you as the Representatives, either amendments to the Prospectus or supplemental information, so that the statements in the Prospectus as so amended or supplemented will not be misleading; and file a post-effective amendment to the Registration Statement whenever such an amendment may be required and furnish, without charge to you, a reasonable number of copies of any such amendment and related Prospectus.

     (d) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders and deliver to you an earnings statement (which need not be audited) covering a period of at least 12 months beginning not earlier than the Effective Date which shall satisfy the provisions of Section 11(a) of the Act and/or Rule 158 promulgated under the Act.

     (e) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all exhibits thereto), each preliminary prospectus, the Prospectus, all amendments of and supplements to such documents, and all correspondence between the Commission and the Company or its counsel or accountants relating thereto, in each case as soon as available and in such quantities as you may reasonably request.

     (f) For a period of three years from the date of the Prospectus, the Company will deliver to you (i) within 90 days after the end of each fiscal year, consolidated balance sheets, statements of income, statements of cash flow and statements of changes in stockholders' equity of the Company and its consolidated subsidiaries, if any, as at the end of and for such year and the last preceding year, all in reasonable detail and certified by independent accountants, (ii) within 45 days after the end of each of the first three quarterly periods in each fiscal year, unaudited consolidated balance sheets and statements of income, statements of cash flow and statements of changes in stockholders' equity of the Company and its consolidated subsidiaries, if any, as at the end of and for such period, all in reasonable detail, (iii) as soon as available, all such proxy statements, financial statements and reports as the Company shall send or make available to its stockholders, and (iv) copies of all annual or periodic reports as the Company or any subsidiary shall file with the Commission as required by the Act, the Exchange Act and any rules or regulations thereunder, which are available for public inspection at the Commission, or any material reports filed in connection with the Company's listing on any stock exchange.

     (g) The Company will apply the net proceeds from the sale of the Stock sold by it in the manner set forth in the Prospectus, and will comply with any reporting obligations as may be required by Rule 463 under the Act.

     (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A promulgated under the Act, then not later than the Commission's close of business on the second business day following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) promulgated under the Act, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment (including an amended Prospectus), containing all information so omitted.

     (i) The Company will file with the NASD all documents and notices required of companies that have issued securities that are traded on Nasdaq.

     (j) The Company will cooperate with you and your counsel to qualify the Stock for sale under the securities or Blue Sky laws of such jurisdictions within the United States as you reasonably designate, including furnishing such information and executing such instruments as may be required, and will continue such qualifications in effect for a period of at least three months from the date hereof; provided, however, the Company shall not be required to register or qualify as a foreign corporation or as a dealer in securities nor, except as to matters and transactions relating to the offer and sale of the Stock, consent to a service of process in any jurisdiction.

     (k) For a period of 90 days from the date of the Prospectus, the Company will not publicly sell, except with your prior written consent, any shares of Common Stock or securities convertible into shares of Common Stock for cash, except pursuant to the exercise of any outstanding stock options of the Company that are described in the Prospectus.

     (l) After the Closing Dates, the Company and the Subsidiaries will be in compliance with the financial record-keeping requirements and internal accounting control requirements of Section 13(b)(2) of the Exchange Act.

     (m) The Company, during the period when the Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

     7. Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees with each Underwriter that, for a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of McDonald Investments Inc., except for any transfer by gift upon the condition that the donee shall agree in writing, with a copy to be delivered to McDonald Investments Inc., to be bound by the following restriction in the same manner as it applies to the donor, (i) directly or indirectly sell, offer to sell, contract to sell, pledge, grant any option for the sale of, transfer, distribute or otherwise dispose of by any means any shares of the Company's Common Stock or any securities that such Selling Stockholder has or will have the right to acquire through options, warrants, subscription or other rights, (ii) announce an intent to sell, an offer to sell, a contract to sell, the grant of any option for the sale of, a transfer or a distribution of any shares of the Company's Common Stock or any securities that such Selling Stockholder has or will have the right to acquire through options, warrants, subscription or other rights, or exercise any registration rights with respect to any shares of the Company's Common Stock. However, the giving of your written consent with respect to any such sale or transfer by such Selling Stockholder shall not constitute a waiver of this covenant with respect to any other request by such Selling Stockholder, it being understood that you may, in your absolute discretion, consent to certain proposed sales or transfers and refuse to consent to others during such 90-day period. Any request from such Selling Stockholder to permit a sale or transfer of Common Stock of the Company shall be in writing and addressed to you and shall set forth in reasonable detail the reasons for the proposed sale or transfer.

     8. Payment of Expenses. The Company will pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company hereunder, including, but not limited to, the reasonable fees and disbursements of its counsel; the reasonable fees, costs and expenses of preparing, printing and delivering the certificates for the Stock; the reasonable fees, costs and expenses of the transfer agent and registrar for the Common Stock; the reasonable fees and disbursements of its accountants; the filing fees and reasonable expenses incurred in connection with the qualification, registration or exemption of the Stock under state securities or Blue Sky laws and the fees and disbursements of counsel for the Underwriters in connection with such qualification, registration or exemption and the preparation and printing of the preliminary and final Blue Sky Surveys; the filing fees and reasonable expenses paid and incurred by the Underwriters, including fees and disbursements of counsel for Underwriters, in connection with the review of the terms of the underwriting arrangements by the NASD; the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto) and the Prospectus and the furnishing to the Underwriters of such copies of each preliminary and final Prospectus as the Underwriters may reasonably require; and the costs and expenses in connection with the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement and other documents distributed to the Underwriters.

     9. Conditions of the Obligation of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Stock on the Closing Date and the Option Stock on the Second Closing Date shall be subject to the condition that the representations and warranties made by the Company and the Selling Stockholders herein are true and correct as of the date hereof and as of the respective Closing Dates, to the condition that the written statements of Company officers made pursuant to the provisions hereof are true and correct, and to the performance by the Company and the Selling Stockholders of their respective obligations hereunder in all material respects and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 P.M., Cleveland time, on the date of this Agreement, or at such later time as shall have been consented to by you, and prior to each Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or to the knowledge of the Company or you, shall be contemplated by the Commission.

     (b) You shall not have advised the Company that the Registration Statement or Prospectus or any amendment thereof or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of Calfee, Halter & Griswold LLP, counsel for the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) You shall have received as of each Closing Date (or prior thereto as indicated) the following:

     (i) An opinion of Blackwell Sanders Peper Martin LLP, dated the respective Closing Dates, to the effect that:

     (aa) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus. Each of the Company's subsidiaries has been duly incorporated or duly formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, with power and authority to own and lease its properties and conduct its respective business. The Company and each of its subsidiaries are duly qualified to do business as a foreign entity and are in good standing in all jurisdictions (i) in which the conduct of business, as presently being conducted requires such qualification (except for those jurisdictions in which the failure to so qualify will not in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole) and (ii) in which the Company or such subsidiary owns or leases real property.

     (bb) The authorized capital stock of the Company is as set forth under "Capitalization" in the Prospectus; all issued and outstanding Common Stock of the Company have been duly authorized and validly issued, are free of preemptive rights of stockholders, rights of first refusal or similar rights and are fully paid and nonassessable. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company. There are no holders of securities of the Company who, by reason of the filing of the Registration Statement have the right (and have not waived such right) to request the Company to include in the Registration Statement securities owned by them.

     (cc) The shares of Common Stock of the Company to be issued and sold by the Company hereunder have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock of the Company to be sold by the Selling Stockholders hereunder have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has not granted any preemptive rights of security holders of the Company with respect to the issuance and sale of the stock by the Company and the Selling Stockholders pursuant to this Agreement. The Common Stock of the Company conforms to the description thereof contained in the Prospectus and the certificates for the Common Stock of the Company (including the Stock) are in due and legal form under Delaware law.

     (dd) The Company has the corporate power and authority to enter into and perform this Agreement, and to issue and deliver the Stock as provided herein. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary action of the Company.

     (ee) All the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the portion of such shares owned by the Company is free and clear of all liens, encumbrances, equities, security interests, or claim; and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary; except as disclosed in the Registration Statement and except for the shares of stock or equity interests of each subsidiary owned by the Company, neither the Company nor any subsidiary owns, directly or indirectly, any shares of capital stock of any corporation or has any equity interest in any firm, partnership, joint venture, association, limited liability company, limited partnership or other entity.

     (ff) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

     (gg) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party and of which such counsel has knowledge after reasonable investigation, or the Certificate of Incorporation or Bylaws of the Company, or the organizational documents of any of its subsidiaries, or, to the knowledge of such counsel, any order, rule or regulation binding upon the Company or any of its subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or the properties of any of them, except for such breaches or defaults as will not have a material adverse effect on the consummation of the transactions herein contemplated and the fulfillment of the terms hereof by the Company.

     (hh) All approvals, consents and orders of all governmental bodies required in connection with the valid authorization, issuance and sale of the Stock as contemplated by this Agreement have been obtained, except such as may be required under the securities or Blue Sky laws of any jurisdiction as to which such counsel need express no opinion.

     (ii) To such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or its Bylaws or other organizational documents, and no default exists by the Company or any of its subsidiaries in the due performance and observance of any term, covenant or condition of any agreement material to the Company and its subsidiaries to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and which is filed as an exhibit to the Registration Statement or incorporated by reference therein.

     (jj) The Company is not required to be registered as an "investment company" or is not a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (kk) Such counsel is of the opinion that the statements contained in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to summarize the provisions of the documents referred to therein, present fair summaries of such provisions.

     (ll) In the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in discussions with officers, directors and employees of the Company, representatives of KPMG, LLP and PricewaterhouseCoopers LLP, the independent accountants who examined certain of the financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, counsel for the Underwriters and your representatives concerning the information contained in the Registration Statement and Prospectus and the proposed responses to various items in Form S-3 under the Act. Based upon such counsel's examination of the Registration Statement and the Prospectus, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus and such counsel's participation in the discussions referred to above, such counsel is of the opinion that the Registration Statement and the Prospectus (in each case, except for (i) the financial statements, financial schedules and other financial and statistical information included therein and (ii) the information referred to under the caption "Experts" as having been included therein on the authority of KPMG, LLP and PricewaterhouseCoopers LLP, as experts, as to which such counsel expresses no opinion) at the time the Registration Statement became effective under the Act, and at the time the Prospectus was filed pursuant to the Act, respectively, complied as to form in all material respects with the Act and the rules and regulations thereunder.

     (mm) Such counsel does not know of any litigation or any governmental proceedings or investigations, pending or threatened, before any court or before or by any public, regulatory or governmental body or board against or involving the business or property of the Company or any of its subsidiaries required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (nn) To the best of such counsel's knowledge, the Company and its subsidiaries hold and are in compliance with all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (collectively, the "licenses") required for the conduct of its business as described in the Prospectus, except where the failure to so hold or comply with any license would not have, individually or in the aggregate, a material adverse effect on the business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     (oo) Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for the accuracy, completeness, or fairness of the information contained in the Registration Statement and Prospectus, except and as to the extent set forth in paragraph (kk) above with respect to the description of the Common Stock contained in the Prospectus. Based upon such counsel's examinations, investigations and participation in the discussions described above, however, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement (except for (i) the financial statements and the notes thereto and the auditors' reports thereon, financial schedules and other financial and statistical information included therein and (ii) the information referred to under the caption "Experts" as having been included therein on the authority of KPMG, LLP and PricewaterhouseCoopers LLP, as experts, as to which such counsel expresses no view), at the time it became effective and at the Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions) as of the date thereof and as of the Closing Date or the Second Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (A) limit its opinion to the Federal laws of the United States and the laws of the State of Delaware; (B) rely as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent specified in such opinion, if at all, upon an opinion or opinions of other counsel, familiar with the applicable laws; and (C) rely as to matters of fact on certificates of officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

     (ii) Such opinion or opinions of Calfee, Halter & Griswold LLP, counsel for the Underwriters, dated the respective Closing Dates, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Stock, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company.

     (iii) A certificate of the Company executed by the principal executive officer and the principal financial and accounting officer of the Company, dated each respective Closing Date, to the effect that:

     (aa) The representations and warranties of the Company in Section 2 of this Agreement are true and correct as of each respective Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each respective Closing Date.

     (bb) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the respective signers of the certificate, are contemplated under the Act.

     (cc) The signers of the certificate have carefully examined the Registration Statement and the Prospectus; no facts have come to their attention which would lead them to believe that either the Registration Statement at the time it became effective (or any amendment thereof or supplement thereto made prior to the Closing Date or the Second Closing Date, as the case may be, as of the date of such amendment or supplement) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the

Prospectus as of the date thereof (or any amendment thereof or supplement thereto made prior to the Closing Date or the Second Closing Date, as the case may be, as of the date of such amendment or supplement) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; since the latest respective dates as of which information is given in the Registration Statement, there has been no material adverse change in the financial position, business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus; and since the Effective Date of the Registration Statement there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

     (iv) An opinion of Gibson, Dunn & Crutcher LLP, dated the respective Closing Dates, to the effect that:

     (aa) To such counsel's knowledge, each Selling Stockholder has the power and authority (or, with respect to each Selling Stockholder that is a corporation, the corporate power and authority) to enter into and deliver this Agreement and the Custody Agreement. To such counsel's knowledge, all actions (or, with respect to each Selling Stockholder that is a corporation, all corporate actions) required to be taken by each Selling Stockholder for the due and proper sale and delivery of the Stock in connection with the Agreement have been duly and validly taken, and each of this Agreement and the Custody Agreement has been duly executed and delivered by or on behalf of each Selling Stockholder.

     (bb) To such counsel's knowledge, each Selling Stockholder has good and valid title to the Stock to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement; each Selling Stockholder has full right, power and authority to sell, transfer and deliver the Stock to be sold by such Selling Stockholder under this Agreement and the Custody Agreement, and upon delivery of the Stock to be sold by such Selling Stockholder thereunder and payment of the purchase price therefor as therein contemplated, each of the Underwriters will receive good and valid title to the Stock purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

In rendering such opinion, such counsel may (A) assume the legal capacity of all natural persons; (B) limit its opinions to the Federal laws of the United States and the General Corporation Law of the State of Delaware and (C) rely as to matters of fact on certificates of the Selling Stockholders.

     (v) A certificate of each Selling Stockholder, dated the respective Closing Dates, to the effect that the representations and warranties of such Selling Stockholder in Section 3 of this Agreement are true and correct as of the respective Closing Dates, and such Selling Stockholder has, in all material respects, complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied at or prior to such Closing Date.

     (vi) Letters from KPMG, LLP, dated the date of this Agreement and each respective Closing Date, addressed to you and in form and substance previously approved by you, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (d) Prior to each Closing Date, the Company shall have furnished to you such further certificates and documents as you may reasonably request.

     (e) Prior to each Closing Date no stop orders suspending the qualification of the Stock under the securities or Blue Sky laws of the states in which the Stock is to be offered and sold shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or to the knowledge of the Company or you, shall be contemplated by the applicable state securities administrators.

     If any condition of the Underwriters' obligations specified in Section 9 to be satisfied prior to any Closing Date is not so satisfied, this Agreement may be terminated by you prior to such Closing Date, by notice in writing or by telegram confirmed in writing to the Company.

     All such opinions, certificates, letters and documents furnished to you pursuant to this Section 9 will be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to Calfee, Halter & Griswold LLP, counsel for the Underwriters, as to which both you and such counsel shall act reasonably. The Company and the Selling Stockholders will furnish you with such executed and conformed copies of such opinions, certificates, letters and documents as you may request.

     You, on behalf of the Underwriters, may waive in writing the compliance by the Company or any of the Selling Stockholders of any one or more of the foregoing conditions or extend the time for their performance.

     10. Representations of the Underwriters. Each of the Underwriters severally represents and warrants to the Company and the Selling Stockholders that the information furnished to the Company in writing by such Underwriters or by you expressly for use in the preparation of the Registration Statement or the Prospectus does not, and any amendments thereof or supplements thereto thus furnished will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Through you each Underwriter has only furnished to the Company expressly for such use and the statements relating to the terms of the offering by the several Underwriters set forth under the caption "Underwriting" in the Prospectus.

     11. Termination of Agreement. (a) This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Stock may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. At any time before the happening of such occurrence, the Company or the Selling Stockholders may, by notice to you, terminate this Agreement; and at any time prior to such time, you, as the Representatives of the several Underwriters, may, by notice to the Company and the Selling Stockholders, terminate this Agreement.

     (b) This Agreement may also be terminated by you, as the Representatives of the several Underwriters, by notice to the Company and the Selling Stockholders on or after the Effective Date of the Registration Statement and prior to each respective Closing Date, if at any time during such period any of the following has occurred: (i) except as disclosed in or contemplated by the Registration Statement, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak of hostilities or escalation in existing hostilities anywhere in the world or other national or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets in the United States would, in your reasonable judgment, make it impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Stock agreed to be purchased hereunder; (iii) any general suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or Nasdaq or any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would in your reasonable judgment materially adversely affect the market for the Stock; or (iv) a banking moratorium shall have been declared by either Federal, Ohio or New York State authorities. If you terminate this Agreement as provided in this Section 11, you shall notify the Company and the Attorneys-in-Fact promptly by telephone, promptly confirmed by facsimile.

     This Agreement may also be terminated as provided in Sections 9 and 13 hereof.

     If this Agreement shall be terminated by you because of any failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall pay, in addition to the costs and expenses referred to in Section 8, all reasonable out-of-pocket expenses incurred by the Underwriters in contemplation of the performance by them of their obligations hereunder, including but not limited to the reasonable fees and disbursements of counsel for the Underwriters, the Underwriters' reasonable printing and traveling expenses and postage, telegraph and telephone charges relating directly to the offering contemplated by the Prospectus, and also including reasonable advertising expenses of the Representatives incurred after the Effective Date of the Registration Statement and so relating, it being understood that such out-of-pocket expenses shall not include any compensation, salaries or wages of the officers, partners or employees of any of the Underwriters. Only such out-of-pocket expenses as shall be accounted for by the Underwriters shall be paid to the Underwriters by the Company.

     The Company and the Selling Stockholders shall not in any event be liable to the several Underwriters for damages on account of loss of anticipated profits arising out of the transactions contemplated by this Agreement.

     12. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any related preliminary prospectus (if used prior to the Effective
Date), the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to the provisions of Section 12(d), will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 12(a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or to the benefit of any person controlling such Underwriter in respect of any loss, claim, damage, liability or action asserted by a person who purchases shares of the Stock from such Underwriter, if such Underwriter failed to send or give a copy of the Prospectus (as the same may then be amended or supplemented) to such person with or prior to written confirmation of the sale to such person; and provided, further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon or in conformity with written information furnished to the Company by an Underwriter specifically for use in the preparation thereof, as referred to in the last sentence of Section 10 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder will indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of such Selling Stockholder contained herein or any failure of such Selling Stockholder to perform its obligations hereunder, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any related preliminary prospectus (if used prior to the Effective Date), the Prospectus or any amendment thereof or supplement thereto including, without limitation, information set for in questionnaires returned to the Company or its counsel, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including, without limitation, information set forth in questionnaires returned to the Company or its counsel, and, subject to the provisions of Section 12(d), will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 12(b) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or to the benefit of any person controlling such Underwriter in respect of any loss, claim, damage, liability or action asserted by a person who purchases shares of the Stock from such Underwriter, if such Underwriter failed to send or give a copy of the Prospectus (as the same may then be amended or supplemented) to such person with or prior to written confirmation of the sale to such person; and provided further, that such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon or in conformity with written information furnished to the Company by an Underwriter specifically for use in the preparation thereof, as referred to in the last sentence of Section 10 hereof. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have. Notwithstanding anything in this Agreement to the contrary, the indemnity agreement contained in this subsection
(b) shall not require any Selling Stockholder to reimburse the Underwriters for any amount in excess of the gross sale price of the Stock sold by such Selling Stockholder pursuant to this Agreement.

     (c) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Act, each of its directors, each of its officers who have signed the Registration Statement, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, or any such director, officer or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment thereof or supplement thereto in reliance upon or in conformity with written information furnished to the Company by such Underwriter through you, as the Representatives of the Underwriters, specifically for use in the preparation thereof, as referred to in the last sentence of Section 10 of this Agreement; and will reimburse the Company and each such director, officer or Selling

Stockholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof; but the omission so to notify an indemnifying party will not relieve it from any liability which they may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and to the extent that it may wish, to assume the defense thereof, with counsel approved by such indemnified party (which approval shall not be unreasonably withheld), and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party at the request of the indemnifying party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the named parties to any such action include both the indemnifying party and the indemnified party, and the indemnified party shall have reasonably concluded based on the advice of counsel that there is an actual or potential conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action or that there may be defenses available to the indemnified party which are different from or additional to those available to the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances. Anything in this Section to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent.

     (e) In order to provide for contribution in circumstances in which the indemnification provided for in this Section is for any reason held to be unavailable from the Company, the Selling Stockholders or the Underwriters or is insufficient to hold harmless a party indemnified hereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholders any contribution received by the Company or the Selling Stockholders from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Stock or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, (y) the total proceeds from the offering received by the Selling Stockholders and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12(e) were determined by pro rata allocation even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The Company and each Selling Stockholder shall be severally, and not jointly, liable for the amounts to be contributed by each of them pursuant to the provisions of this Section 12(e). Notwithstanding the provisions of this Section 12(e), (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discounts and commissions applicable to the Stock purchased by such Underwriter hereunder, (ii) in no case shall any Selling Stockholder be liable or responsible for any amount in excess of the gross sales price of the Stock sold by such Selling Stockholder hereunder and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person, if any, who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 12(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 12(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 12(e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 12(e) or otherwise. No party shall be liable for contribution for any settlement of any action or claim effected without its written consent.

     13. Default of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Stock hereunder and arrangements satisfactory to you and the Company, evidenced by a writing or writings signed by you and the Company, for the purchase of such Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company (except that the Company shall be liable for the expenses to be paid by it pursuant to the provisions of Section 8), provided, however, that if the number of shares of the Stock which all such defaulting Underwriters have agreed but failed to purchase shall not exceed 10% of the number of shares of the Firm Stock or the Option Stock, as the case may be, agreed to be purchased pursuant to this Agreement (other than the shares agreed to be taken up hereunder which the defaulting Underwriters failed to purchase) by all non-defaulting Underwriters, the non-defaulting Underwriters shall be obligated proportionately to take up and pay for the shares of the Firm Stock or the Option Stock which such defaulting Underwriters failed to purchase.

     If any such default occurs, either you or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangement, may be effected. As used in this Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from its liability to the other several Underwriters, the Company and the Selling Stockholders for its default hereunder.

     14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations and warranties of the Company and the Selling Stockholders and the several Underwriters, set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person and the Selling Stockholders, and will survive delivery of and payment for the Stock and, in the case of the agreements contained in Sections 8, 11 and 12 hereof, will survive any termination of this Agreement. The Company, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Stock, or in connection with the Registration Statement or Prospectus.

     15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at McDonald Investments Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Jonathan Crane, with a copy to Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: John J. Jenkins, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604,
Attention:

Dave Dyckman, Chief Financial Officer and Vice President of Business Development, with a copy to Blackwell Sanders Peper Martin, LLP, Two Pershing Square, 2300 Main Street, Suite 1000, Kansas City, Missouri 64108, Attention:
James M. Ash.

     16. Successors, Governing Law. This Agreement will inure solely to the benefit of and be binding upon the parties hereto and the officers and directors and controlling persons referred to in Section 12 hereof and their respective successors, assigns, heirs, executors and administrators, and no other persons will have any right or obligation hereunder. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

     17. Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     18. Authority of the Representatives. You represent and warrant that you have been authorized by the several Underwriters to enter into this Agreement on their behalf and to act for them in the manner hereinbefore provided.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement by and among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   NN, INC.


                                   By:__________________________________________

                                   Its:_________________________________________

                                   __________________,
                                   Attorney-in-Fact for the Selling Stockholders

                                   _____________________________________________


The foregoing Agreement is hereby confirmed and accepted by us in Cleveland, Ohio, acting on our own behalf and as the Representatives of the several Underwriters named on Schedule B annexed hereto, as of the date first above written.

McDONALD INVESTMENTS INC.
LEGG MASON WOOD WALKER, INCORPORATED
As Representatives of the Several Underwriters

     BY:  McDONALD INVESTMENTS INC.


By:___________________________________
                  Managing Director

                                                                      SCHEDULE A

                              SELLING SHAREHOLDERS

                    Richard D. Ennen
                    Michael D. Huff
                    Charles L. Edminsten
                    Leonard Bowman
                    Janet M. Huff
                    Monica C. Ennen
                    Deborah E. Bagierek

                                                                      SCHEDULE B

                                                                      Number of
                                                                    Shares to be
                  Underwriters                                        Purchased
                  ------------                                        ---------
McDonald Investments Inc. .........................................
Legg Mason Wood Walker, Incorporated...............................





  Total............................................................   6,500,000

                                      A-1